As filed with the Securities and Exchange Commission on March 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC CONTINENTAL CORPORATION

(Exact names of registrant as specified in Its Charter)

Oregon	93-1269184
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 West 7th Avenue, Eugene, Oregon 97401-4200 (541) 686-8685

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hal M. Brown

Chief Executive Officer

111 West 7th Avenue

Eugene, Oregon 97401

(541) 686-8685

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Kumi Y. Baruffi

Casey M. Nault

Graham & Dunn PC

Pier 70

2801 Alaskan Way, Suite 300

Seattle, Washington 98121

(206) 624-8300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed maximum offering price per Share (1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(3)
Common Stock, no par value per share (4)
Preferred Stock, no par value per share (5)
Warrants (6)
Debt Securities (7)
Units (8)
Total	$75,000,000	100%	$75,000,000	$5,347.50

(1)	In no event will the aggregate initial offering price of all securities issued exceed $75,000,000.
(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933 (“Securities Act”).
(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act.
(4)	Subject to note (1) above, we are registering an indeterminate number of shares of common stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of common stock as may be issuable or deliverable upon the exercise or conversion of the preferred stock, warrants, units and debt securities registered hereby, including but not limited to as a result of anti-dilution provisions.
(5)	Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us.
(6)	Subject to note (1) above, we are registering an indeterminate number of warrants representing rights to purchase shares of common stock, preferred stock and/or units registered hereby.
(7)	Subject to note (1) above, we are registering an indeterminate principal amount of debt securities (which may be senior or subordinated). If any debt securities are issued at an original issue discount, then the offering price may be increased to the extent not to exceed the proposed maximum aggregate offering price less the dollar amount of any securities previously issued. Also, in addition to any debt securities that may be issued directly under this registration statement, we are registering an indeterminate amount of debt securities as may be issued upon the conversion or exchange of other debt securities or preferred stock, for which no consideration will be received by us, or upon exercise of warrants registered hereby.
(8)	Subject to note (1) above, we are registering an indeterminate number of units representing an interest in two or more other securities registered hereby, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 25, 2010

PROSPECTUS

$75,000,000

PACIFIC CONTINENTAL CORPORATION

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell from time to time, in one or more offerings at prices and on terms that will be determined at the time of any such offering, shares of our common stock, shares of our preferred stock, warrants representing rights to purchase our securities, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, and units representing an interest in two or more securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you make your investment decision.

We may sell our securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 7. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our securities. If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PCBK.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus, as well as in supplements to this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Pacific Continental,” the “Company,” “we,” “us,” “our” or similar references mean Pacific Continental Corporation, and references to the “Bank” mean Pacific Continental Bank, our wholly owned banking subsidiary.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

Pacific Continental Corporation and Pacific Continental Bank

Pacific Continental Corporation, headquartered in Eugene, Oregon, is a regional bank holding company providing commercial banking services in Oregon and Washington, through our full-service commercial bank subsidiary, Pacific Continental Bank.

The Company’s principal business activities are conducted through the Bank, an Oregon state-chartered bank with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”). The Bank is an Oregon state-chartered bank. The Bank’s primary markets consist of metropolitan Portland, which includes Southwest Washington; Seattle, Washington; and Eugene, Oregon. At December 31, 2009, the Bank operated fourteen full-service offices in six Oregon and three Washington cities. The Company’s headquarters and administrative office is located in Eugene, Oregon.

The primary business strategy of the Bank is to operate in large commercial markets and to provide comprehensive banking and related services tailored to community-based business, not-for-profits, professional service providers and banking services for business owners and executives. The Bank emphasizes the diversity of its product lines, high levels of personal service, and through technology, offers convenient access typically associated with larger financial institutions, while maintaining local decision-making authority and market knowledge, typical of a local community bank.

As of December 31, 2009, we had total assets of $1.2 billion, total net loans receivable and loans held for sale of $931.7 million, total deposits of $827.9 million and $165.7 million in shareholders’ equity.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PCBK.” Our principal executive offices are located at 111 West 7th Avenue, Eugene, Oregon 97401, and our telephone number is (541) 686-8685.

The Securities We May Offer

We may use this prospectus to offer:

•	Common Stock

•	Preferred Stock

•	Warrants

•	Debt Securities

•	Units

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

Common Stock

We may issue common stock, no par value per share. Holders of common stock are entitled to receive dividends when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Preferred Stock

We may issue preferred stock with various terms established by our board of directors. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of the Company, voting rights and conversion rights. Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

Warrants

We may issue common stock warrants independently or together with any securities. Common stock warrants are securities pursuant to which we may sell or purchase common stock. We will issue any common stock warrants under separate common stock warrant agreements. We may also offer warrants to purchase our preferred stock, senior debt securities, subordinated debt securities, units, or any combination of securities, either independently or together with any other securities.

The particular terms of each issue of warrants, the agreement relating to the warrants and the warrant certificates representing stock purchase warrants will be described in the applicable prospectus supplement, which will include a description of the underlying securities; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, or securities to be delivered upon exercise; the date after which the warrants are separately transferable; any provisions for adjustments to the exercise price or the number of securities issuable upon exercise of the warrants; and any other specific terms.

You are encouraged to read the form of warrant agreement in connection with the specific issuance of warrants, which will be filed as an exhibit to one of our future current reports and incorporated by reference in the registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions under “Where You Can Find More Information.”

Debt Securities

We may offer several types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities, the initial public offering price, designation, priority, aggregate principal amount, denomination, premium, maturity, interest rate, time of payment and other terms.

We may also issue senior and junior subordinated debt, including subordinated and junior subordinated debt securities, under separate indentures to be entered into between us and a qualified trustee selected by us. Debt securities may be convertible into our common shares, as described in the applicable prospectus supplement.

Units

We may issue units comprised of shares of common stock, shares of preferred stock, warrants, one or more debt securities, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RATIO OF EARNINGS TO FIXED CHARGES

No shares of preferred stock were outstanding during the years ended December 31, 2009, 2008, 2007, 2006 or 2005, and we did not pay any preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the periods listed above. The ratio of earnings to fixed charges for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 are as follows:

	Year Ended December 31,
	2009	2008	2007	2006	2005
Excluding interest on customer deposits	0.36	2.20	1.80	1.91	2.58
Including interest on customer deposits	1.31	5.46	6.33	6.73	11.32

Note: The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges.

RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertanties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference into this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and Incorporation of Certain Documents by Reference.” Our business, financial condition or results of operations could be affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or a part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement, including information included or incorporated by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. In addition to the factors set forth in (i) this prospectus, (ii) any applicable prospectus supplement, and (iii) the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as applicable, from our reports and other documents filed with the SEC incorporated by reference in this prospectus and any prospectus supplement, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements:

•

local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth at historical rates and maintain the quality of our earnings assets;

•	the local housing / real estate market could continue to decline;

•

the risks presented by a continued economic recession, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates;

•	interest rate changes could significantly reduce net interest income and negatively affect funding sources;

•	projected business increases following any future strategic expansion or opening of new branches could be lower than expected;

•	competition among financial institutions could increase significantly;

•	the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;

•	the reputation of the financial services industry could deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers;

•	the efficiencies we may expect to receive from any investments in personnel, acquisitions and infrastructure may not be realized;

•

the level of non-performing assets and charge-offs or changes in the estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements may increase;

•

changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, executive compensation and insurance) could have a material adverse effect on our business, financial conditions and results of operations;

•	acts of war or terrorism, or natural disasters, such as the effects of pandemic flu, may adversely impact our business;

•

the timely development and acceptance of new banking products and services and perceived overall value of these products and services by users may adversely impact our ability to increase market share and control expenses;

•

changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters may impact the results of our operations;

•

the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews may adversely impact our ability to increase market share and control expenses;

•	our success at managing the risks involved in the foregoing items will have a significant impact upon our results of operations and future prospects.

Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference in this prospectus, the date of any such document. We do undertake any obligation to publicly correct or update or revise any forward-looking statements if we later become aware that it is not likely to be achieved.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.

The SEC also maintains an internet web site at www.sec.gov that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Annual Report on Form 10-K for the year ended December 31, 2009, filed March 16, 2010 (including those portions of our definitive proxy statement relating to our 2010 Annual Meeting of Shareholders, which was filed on March 16, 2010, incorporated by reference therein);

•	Current Report on Form 8-K filed February 12, 2010; and

•

The description of our common stock contained in our Current Report on Form 8-K, filed with the SEC on September 3, 2009, including any amendment or report filed for the purpose of updating such description.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

Pacific Continental Corporation

111 West 7th Avenue

Eugene, Oregon 97401

(541) 686-8685

Attention: Shannon Coffin, Corporate Secretary

In addition, we maintain a corporate website, www.therightbank.com. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus and any prospectus supplement.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of the securities under this prospectus for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions, or for any other purpose we describe in the applicable prospectus supplement. Until we use the proceeds for any purpose, we expect to invest them in interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby to one or more underwriters for public offering and sale by them and may also sell the securities directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have also reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions (a) at a fixed price; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices, or (d) at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Each prospectus supplement will indicate if an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and resell the securities at varying prices to be determined by the dealer; or if the underwriter has undertaken to sell the securities in a firm underwritten offering.

We will describe in the applicable prospectus supplement, the specific plan of distribution, any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933 (“Securities Act”), and to reimburse them for certain expenses.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with or perform services for us in the ordinary course of their business for which they receive compensation.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the common stock, the preferred stock, the warrants, the debt securities and the units. The following summaries are not meant to be a complete description of each security. However, this prospectus, the accompanying prospectus supplement and the accompanying pricing supplement, if applicable, describe the material terms and conditions for each security. You should read these documents as well as the documents filed as exhibits to the registration statement and the documents incorporated by reference. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

General

The Company’s authorized capital stock consists of:

•	25,000,000 shares of common stock, no par value per share; and

•	20,000 shares of preferred stock, no par value per share.

The Company will seek shareholder approval to increase authorized common stock to 50,000,000 shares and increase authorized preferred stock to 1,000,000 shares at its 2010 Annual Meeting of Shareholders to be held April 19, 2010. As of March 15, 2010, there were 18,393,773 shares of our common stock issued and outstanding, approximately 919,463 shares of common stock issuable upon exercise of outstanding stock options and share appreciation rights to be settled in stock and 576,240 shares of common stock reserved for future issuance under our stock option and equity incentive plan. There are no shares of our preferred stock issued and outstanding.

Common stock

Holders of common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends. Holders of common stock are entitled to receive dividends declared by our board of directors out of funds legally available therefor. Holders of preferred stock and debt securities, however,

have a priority right to distributions and payment over common stock. The ability to pay dividends depends on the amount of dividends paid to us by the Bank. Our payment of dividends, and the Bank’s payment of dividends to us, are subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice.

Dividend restrictions—the Company. The Company is regulated by the Federal Reserve. Current guidance from the Federal Reserve provides, among other things, that dividends per share generally should not exceed earnings per share, measured over the previous four fiscal quarters. As a result, since our dividends over the last four fiscal quarters have exceeded our earnings, we do not expect to increase dividend levels over the medium term, and future dividends will depend on sufficient earnings to support them and approval of appropriate bank regulatory authorities. The Oregon Business Corporation Act (“OBCA”) allows an Oregon business corporation to make a distribution, including payment of dividends, only if, after giving effect to the distribution, in the judgment of the board of directors: (a) the corporation would be able to pay its debts as they become due in the usual course of business; and (b) the corporation’s total assets would at least equal the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. In addition, the terms of our junior subordinated debentures prohibit the payment of dividends on our common stock during any period in which we defer payments of interest on the debentures.

Dividend restrictions—the Bank A bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. Additionally, the Bank has entered into an informal agreement with the FDIC and the Oregon Department of Consumer and Business Services which, among other things, requires prior approval of dividends. Under the Oregon Bank Act, the amount of the dividend paid by the Bank may not be greater than net unreserved retained earnings, after first deducting to the extent not already charged against earnings or reflected in a reserve: (x) all bad debts, which are debts on which interest is past due and unpaid for at least six months (unless the debt is fully secured and in the process of collection); (y) all other assets charged-off as required by Oregon bank regulators or a state or federal examiner; and (z) all accrued expenses, interest and taxes of the Bank. Accordingly, the dividend restrictions imposed on the Bank by regulation or statute effectively may limit the amount of dividends we can pay.

Preferred stock

Under our amended and restated articles of incorporation, our board of directors has the authority to issue 20,000 shares of preferred stock in one or more series and to fix, determine, or amend the relative rights and preferences of the shares of any series so established, within the limitations set forth in the OBCA, relating to the powers, designations, rights, preferences, and restrictions thereof, including, but not limited to:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption terms;

•	liquidation preferences; and

•	the number of shares constituting each such series, without any further vote or action by our shareholders.

Anti-takeover effects of certain provisions in our articles, bylaws and Oregon law

Some provisions of our amended and restated articles of incorporation, our amended and restated bylaws, and Oregon law may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred stock authorization. As noted above, the board of directors, without shareholder approval, has the authority under our amended and restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Articles of incorporation limitation on business combinations. Our amended and restated articles of incorporation include certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (a) certain non-monetary factors that the board of directors may consider when evaluating a takeover offer, as described below, and (b) a requirement that any “interested shareholder transaction” (as defined in the amended and restated articles of incorporation) be approved by the affirmative vote of no less than 66  2/3% of the total shares attributable to persons other than those shares owned by or voted under the control of an “interested shareholder” (as defined in the amended and restated articles of incorporation), unless certain conditions are met.

The requirement for “Super-Majority” approval of interested shareholder transactions does not apply if a majority of our board of directors has approved the transaction (counting only directors who do not have specified interests in or relationships with the interested shareholder) or if a majority of such directors make specified determinations as to non-discrimination among shareholders and receipt of fair value.

The amended and restated articles of incorporation allow our board of directors to consider non-monetary factors in evaluating certain takeover bids. Specifically, the amended and restated articles of incorporation allow our Board, in determining what is in the best interests of the Company and our shareholders, to consider all relevant factors, including, without limitation, the social and economic effects on our employees, customers, suppliers and other constituents and our subsidiaries and on the communities in which we and our subsidiaries operate or are located.

The matters described above may have the effect of lengthening the time required for a person to acquire control of the Company through a tender offer, proxy contest, or otherwise, and may deter any potentially non-negotiated offers or other efforts to obtain control of the Company. This could deprive our shareholders of opportunities to realize a premium for their Company stock, even in circumstances where such action was favored by a majority of our shareholders.

In addition to the provisions contained in our amended and restated articles of incorporation, Oregon law also requires prior approval by a majority of the board of directors of a target company in certain acquisition transactions. The OBCA generally provides that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested shareholder”) may not engage in certain “business combinations” with the target corporation for a period of three years following the time the person became an interested shareholder, unless (i) the board or directors has approved, prior to the interested shareholder’s acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

Amendment of articles of incorporation and bylaws

The OBCA authorizes a corporation’s board of directors to make various changes of an administrative nature to its articles of incorporation without shareholder approval. Other amendments to a corporation’s articles of incorporation must be recommended to the shareholders by the board of directors, and must be approved by a majority of all votes entitled to be cast by each voting group that has a right to vote on the amendment. The Company’s bylaws may be adopted, altered, amended or repealed by a majority vote of our board of directors, subject to the concurrent power of the shareholders to adopt, alter, amend or repeal the bylaws.

Restrictions on ownership under applicable law

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities and/or units. Warrants may be issued separately or together with common stock, preferred stock, debt securities or units offered by any prospectus supplement and may be attached to or separate from common stock, preferred stock, debt securities, or units. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The description of the warrants set forth above and in any prospectus supplement is not complete. You should refer to the form of warrant agreement which will be filed with the SEC in connection with the offering of the warrants.

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the general terms and provisions of the debt securities that we may offer. The specific terms of a series of debt securities that we may offer will be described in a prospectus supplement relating to that series of debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. We have summarized the material portions of the indenture below, but you should read the indenture for other provisions that may be important to you.

The following description, and any description of our debt securities in a prospectus supplement, may not be complete and is qualified in all respects by reference to the provisions of the indenture and the form of certificates evidencing the debt securities relating to the particular series of our debt securities. You are encouraged to read the more detailed provisions of these documents and laws for provisions that may be important to you. You can obtain copies of our amended restated articles of incorporation and amended and restated bylaws by following the directions under the heading “Where You Can Find More Information”.

General

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will establish the terms of each series of debt securities that we will issue under the indenture by a resolution of our board of directors. We will detail the terms of the debt securities that we will offer in an officers’ certificate under the indenture or by a supplemental indenture. We will describe the particular terms of each series of debt securities that we issue in a prospectus supplement relating to that series. The specific terms described in any prospectus supplement may differ from the terms described below.

Under the indenture, we can issue an unlimited amount of debt securities, including debt securities that are convertible into or exchangeable for our other securities, including our common stock. We may issue the debt securities:

•	in one or more series,

•	with the same or various maturities,

•	at par,

•	at a premium, or

•	at a discount.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the initial offering price,

•	the aggregate principal amount of that series of debt securities,

•	the title of the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the date or dates on which we will pay the principal on the debt securities,

•	the maturity date,

•

the per annum rate or rates (which may be fixed or variable) or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest,

•	the date or dates from which interest will accrue,

•	the date or dates on which interest will commence and be payable,

•	any regular record date for the interest payable on any interest payment date,

•	the place or places where we will pay the principal, premium, and interest with respect to the debt securities,

•	the terms and conditions upon which we may redeem the debt securities,

•	any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities,

•	the denominations in which we will issue the debt securities,

•	whether we will issue the debt securities in the form of certificated debt securities or global securities,

•	the currency of denomination of the debt securities,

•	any addition to or change in the events of default that are described in this prospectus or in the indenture,

•	any change in the acceleration provisions that are described in this prospectus or in the indenture,

•

the ranking of the debt securities of the series, including the relative degree, if any, to which the debt securities of such series shall be subordinated to one or more other series of debt securities or other obligations of the Company in right of payment, whether outstanding or not,

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities,

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series, and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that provide that we must only pay an amount less than our stated principal amount if our maturity date accelerates. In the prospectus supplement, we will also provide you with information on the federal income tax considerations and other special considerations that apply to any of the particular debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Form, Exchange and Transfer

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or DTC, as depositary, or a nominee of DTC (a “book-entry debt security”), or a certificate issued in definitive registered form (a “certificated debt security”).

We will describe whether the particular series of debt securities will be a book-entry debt security or a certificated debt security in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, we will not issue book-entry debt securities in certificated form.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange certificated debt securities at the trustee’s office or at paying agencies as provided for in the indenture. We will not charge you any service charge for any transfer or exchange of certificated debt securities, but may require you to pay a sum sufficient to cover any tax or other governmental charge that may be required in connection with your transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing your certificated debt securities. After you surrender your certificated debt securities, we or the trustee will reissue your certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

A global debt security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same:

•	original issue date,

•	date or dates on which we must pay principal and interest, and

•	interest rate or method of determining interest.

If we decide to issue debt securities in the form of one or more global securities, then we will deposit each global debt security representing book-entry debt securities with, or on behalf of, the depositary and will also register the global debt security in the name of the depositary or its nominee.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger and Sale of Assets

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Covenants

Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our board of directors or an officers’ certificate delivered under the indenture, the debt securities will not contain any restrictive covenants, including covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Ranking

Unless stated otherwise in the applicable prospectus supplement and in a supplement to the indenture, a resolution of our board of directors or an officers’ certificate delivered under the indenture, the debt securities will rank equally and ratably with our other unsecured and unsubordinated debt. The debt securities will not be secured by any properties or assets and will represent our unsecured debt.

We are a holding company and we will depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, there are regulatory provisions which limit the amount of dividends the Bank can pay to us as well as regulatory provisions which limit the Bank’s ability to make loans and advances to us.

Events of Default Under the Indenture

Under the indenture, an “event of default” means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest on any debt security of that series when it becomes due and payable, and the continuance of that default for a period of 30 days (unless we deposit the entire amount of the payment with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due on any debt security of that series;

•

default in the performance or breach of any of our other covenants or warranties in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	some events of bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable supplement to this prospectus.

No event of default for a particular series of debt securities, except for the events of default relating to events of bankruptcy, insolvency or reorganization, will necessarily constitute an event of default for any other series of debt securities.

If an event of default for debt securities of any series occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to us having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal that has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to some rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given the trustee written notice of a continuing event of default under the debt securities of that series; and

•

the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest with respect to that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement of our compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification of Indenture; Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of, or extend the time for payment of, interest (including default interest) on any debt security;

•

reduce the principal of, or premium on, or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the deposit of any sinking fund payment or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal, premium or interest with respect to any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal, premium or interest with respect to any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal, premium and interest with respect to those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for some specified provisions of the indenture, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest with respect to any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise we may defease such series of debt securities. Upon defeasance, we may be discharged from any and all obligations under the debt securities of any series (except for some obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (“legal defeasance”) or we may be excused from compliance with certain restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a resolution of the board of directors or an officers’ certificate delivered pursuant to the indenture (“covenant defeasance”). We will be discharged, under either legal defeasance or covenant defeasance, on the 91st day after we deposit with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest, and any mandatory sinking fund payments for the debt securities of that series on the stated maturity in accordance with the terms of the indenture and those debt securities.

Legal defeasance or covenant defeasance will be effective only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that holders of the debt securities of the series which we wish to defease will:

•	not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and

•

will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

Governing Law

The indenture and the debt securities will be governed by and construed under the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, warrants, or one or more debt securities, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder in each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the provisions of the governing unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the unit;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Graham & Dunn PC, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Pacific Continental Corporation’s internal control over financial reporting as of December 31, 2009, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

SEC registration fee		$5,347.50
Fees and expenses of accountants		$10,000.00
Fees and expenses of counsel		$25,000.00
Stock exchange listing fees	$	*
Printing expenses	$	*
Transfer agent fees	$	*
Miscellaneous	$	*
Total		$40,347.50

*	Not presently known

Item 15.	Indemnification of Directors and Officers.

Sections 60.387 through 60.414 of the OBCA contain specific provisions relating to indemnification of directors and officers of Oregon corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided that when a director is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute. In addition, the statute provides that a corporation may purchase and maintain insurance on behalf of a director or officer against liability asserted against or incurred by the individual even if the corporation has no power to indemnify the individual against the same liability.

The Company’s amended and restated articles of Incorporation provide, among other things, for the mandatory indemnification of directors and officer-directors in connection with any personal legal liability, including judgments, penalties, fines, settlement, and reasonable expenses, including attorneys’ fees, incurred by the individual by reason of the fact that such person is or was a director or officer-director, unless the liability and expenses were on account of conduct finally adjudged to have been “egregious” conduct. “Egregious” conduct is defined in the amended and restated articles of incorporation as acts or omissions that involve intentional misconduct, a knowing violation of law, participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled, an unlawful distribution under the OBCA, and conduct for which the person is adjudged liable to the corporation. The amended and restated articles of incorporation also provide for the mandatory advancement of reasonable expenses incurred, in advance of the disposition of the action, suit or proceeding, upon receipt by the Company of a written, unsecured promise by the person to repay such amounts advanced if it is finally adjudged that the person is not eligible for indemnification.

The amended and restated articles of incorporation also include a provision that eliminates the personal liability of directors and officer-directors of the Company to the Company or its shareholders for monetary damages for conduct as a director or officer-unless the conduct is finally adjudged to have been egregious.

Item 16.	Exhibits.

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1	Form of Indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness

4.2*	Form of Common Stock Certificate

4.3*	Form of Preferred Stock Certificate

4.4*	Form of Warrant Agreement and Warrant Certificate

4.5*	Form of Debt Security

4.6*	Form of Unit Agreement

5.1	Opinion of Graham & Dunn PC regarding legality of securities

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5.1)

23.2	Consent of Moss Adams LLP, independent registered public accounting firm

24	Power of Attorney (included on signature page to the Registration Statement)

25**	Statement of Eligibility of Trustee under Indenture

*	Where applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)	Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That:

(i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene, State of Oregon on March 25, 2010.

PACIFIC CONTINENTAL CORPORATION

By:	/S/ HAL M. BROWN
Hal M. Brown, Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Hal M. Brown and Michael A. Reynolds, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments, including any and all amendments to this Registration Statement, all post-effective amendments and any subsequent registration statement for the same offering which may be filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on March 25, 2010.

Signature and Title

/S/ HAL M. BROWN
Hal M. Brown, Chief Executive Officer and Director
(Principal Executive Officer)

/S/ MICHAEL A. REYNOLDS
Michael A. Reynolds, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/S/ ROBERT A. BALLIN
Robert A. Ballin, Chairman of the Board and Director

/S/ CATHI HATCH
Cathi Hatch, Director

/S/ MICHAEL E. HEIJER
Michael E. Heijer, Director

/S/ MICHAEL S. HOLCOMB
Michael S. Holcomb, Director

/S/ MICHAEL D. HOLZGANG
Michael D. Holzgang, Director

/S/ DONALD L. KRAHMER JR.
Donald L. Krahmer Jr., Director

/S/ DONALD G. MONTGOMERY
Donald G. Montgomery, Director

/S/ JOHN H. RICKMAN
John H. Rickman, Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.1	Form of Indenture relating to the issuances of debentures, notes, bonds or other evidences of indebtedness

4.2*	Form of Common Stock Certificate

4.3*	Form of Preferred Stock Certificate

4.4*	Form of Warrant Agreement and Warrant Certificate

4.5*	Form of Debt Security

4.6*	Form of Unit Agreement

5.1	Opinion of Graham & Dunn PC regarding legality of securities

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5.1)

23.2	Consent of Moss Adams LLP, independent registered public accounting firm

24	Power of Attorney (included on signature page to the Registration Statement)

25**	Statement of Eligibility of Trustee under Indenture

*	Where applicable, to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)	Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008.